                              SHOCHET HOLDING CORP.
                            433 PLAZA REAL, SUITE 275
                            BOCA RATON, FLORIDA 33432

                          -----------------------------

               INFORMATION STATEMENT PURSUANT TO SECTION 14(F) OF
             THE SECURITIES EXCHANGE ACT OF 1934 AND SEC RULE 14F-1

                       NOTICE OF CHANGE IN THE COMPOSITION
                            OF THE BOARD OF DIRECTORS

                                 MARCH 14, 2002

                          -----------------------------

     This Information Statement is being furnished to holders of record of the common stock, par value $.0001 per share, of Shochet Holding Corp., a Delaware corporation, in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated under the Exchange Act.

     NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT. PROXIES ARE NOT BEING SOLICITED.


                                  INTRODUCTION

     We anticipate that, following the expiration of the ten-day period beginning on the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to our stockholders, the transactions contemplated by the purchase agreement discussed below under "Change of Control" will be completed. At that time:

     o Sutter Opportunity Fund 2, LLC, a California limited liability company, will acquire ownership of approximately 56.45% of our outstanding common stock; and

     o John P. Margaritis, the sole member of our board of directors, will resign and Robert E. Dixon and William G. Knuff, III will be appointed as new directors and shall constitute the entire board of directors immediately following the consummation of the purchase agreement.

     Because of the change in the composition of our board of directors and the sale of securities pursuant to the purchase agreement, there will be a change in control of our company on the date the transactions contemplated by the purchase agreement are completed.

     As of March 14, 2002, we had issued and outstanding 2,150,000 shares of common stock, our only class of voting securities that would be entitled to vote for directors at a stockholders meeting if one were to be held. Each share of common stock is entitled to one vote.

     Please read this Information Statement carefully. It describes the terms of the purchase agreement and contains certain biographical and other information concerning our executive officers and directors after completion of the transactions under the purchase agreement.

                                CHANGE OF CONTROL

     On March 12, 2002, Firebrand Financial Group, Inc., our majority stockholder, entered into a common stock purchase agreement with Sutter Opportunity Fund 2, LLC. The agreement provides that Firebrand Financial Group will sell to Sutter Opportunity Fund 2, LLC 1,213,675 shares, or approximately 56.45%, of our outstanding common stock for a cash purchase price of $727,400, subject to adjustment and subject to specified indemnification obligations. The purchase agreement also provides that Mr. Margaritis will resign as the sole member of our board of directors and will be replaced with Robert E. Dixon and William G. Knuff, III, two nominees of Sutter Opportunity Fund 2, LLC. Further, with the exception of Arnold Roseman, our chief financial officer, all of our executive officers will resign and Messrs. Dixon and Knuff will become our co-chief executive officers.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of common stock beneficially owned as of March 14, 2002 by (i) those persons or groups known to beneficially own more than 5% of our common stock prior to the closing of the purchase agreement, (ii) those persons or groups known to beneficially own more than 5% of our common stock on and after the closing of the purchase agreement,
(iii) each current director and each person that will become a director upon the closing of the purchase agreement, (iv) our chief executive officer and each executive officer whose compensation exceeded $100,000 in the fiscal year ended January 31, 2002, (v) all current directors and executive officers as a group and (vi) all directors and executive officers on and after the closing of the purchase agreement as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each of the persons listed is One State Street Plaza, New York, New York 10004.

                                                             Before Closing of               After Closing of
                                                           Purchase Agreement(1)            Purchase Agreement
                                                         ------------------------        -------------------------
                                                         Amount and                      Amount and
                                                         Nature of                       Nature of
                                                         Beneficial       Percent        Beneficial       Percent
Name and Address of Beneficial Owner                     Ownership       of Class        Ownership        of Class
------------------------------------                     ---------       --------        ---------        --------
Firebrand Financial Group, Inc.                          1,266,460         58.9%           52,785           2.5%
Roger N. Gladstone                                       74,000(2)         3.4%          74,000(2)          3.4%
David F. Greenberg                                       24,000(2)         1.1%          24,000(2)          1.1%
John P. Margaritis                                          -0-             -0-             -0-             -0-
Sutter Opportunity Fund 2, LLC                              -0-             -0-          1,213,675         56.5%
   c/o Sutter Capital Management, LLC
   150 Post Street, Suite 320
   San Francisco, California 94108
Robert E. Dixon                                             -0-             -0-         1,213,675(3)       56.5%
   c/o Sutter Capital Management, LLC
   150 Post Street, Suite 320
   San Francisco, California 94108
William G. Knuff, III                                       -0-             -0-             -0-             -0-
   c/o Sutter Capital Management, LLC
   150 Post Street, Suite 320
   San Francisco, California 94108




                                       2

                                                             Before Closing of               After Closing of
                                                           Purchase Agreement(1)            Purchase Agreement
                                                         ------------------------        -------------------------
                                                         Amount and                      Amount and
                                                         Nature of                       Nature of
                                                         Beneficial       Percent        Beneficial       Percent
Name and Address of Beneficial Owner                     Ownership       of Class        Ownership        of Class
------------------------------------                     ---------       --------        ---------        --------
All executive officers and directors as a group          101,333(5)        4.6%         1,217,008(6)       56.5%
   (four persons prior to and three persons on
   and after consummation of the Purchase
   Agreement) (4)


---------------------

*    Less than 1%.

(1)  Based on 2,150,000 shares outstanding on March 14, 2002.

(2) Includes 24,000 shares of common stock issuable upon exercise of options held by these individuals that are, or will become, exercisable within the next 60 days. Does not include 12,000 shares of common stock issuable upon exercise of options held by these individuals that are not currently exercisable and will not become exercisable within the next 60 days.

(3) Represents 1,213,675 shares of common stock to be held by Sutter Opportunity Fund 2, LLC. Mr. Dixon is the principal owner and manager of Sutter Capital Management, LLC, the manager of Sutter Opportunity Fund 2, LLC.

(4) Prior to the closing of the purchase agreement, this group was comprised of Roger N. Gladstone, David F. Greenberg, John P. Margaritis and Arnold Roseman. After the closing of the purchase agreement, this group will be comprised of Robert E. Dixon, William G. Knuff, III and Arnold Roseman.

(5) Includes 51,333 shares of common stock issuable upon exercise of currently exercisable options. Excludes 30,667 shares of common stock issuable upon exercise of options held by these individuals that are not currently exercisable and will not become exercisable within the next 60 days.

(6) Includes the shares of common stock beneficially owned by Sutter Opportunity Fund 2, LLC and 3,333 shares of common stock issuable upon exercise of currently exercisable options.


                 EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     Effective upon the completion of the transaction under the purchase agreement following the expiration of the ten-day period beginning on the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to our stockholders, our board of directors will be reconstituted and fixed at two directors. On that date Mr. John P. Margaritis will resign as our sole director and Robert E. Dixon and William G. Knuff, III will be appointed as directors and shall constitute the entire board of directors immediately following the closing of the transactions contemplated by the purchase agreement. The following tables set forth information regarding our current executive officers, directors and key employees and our proposed executive officers and directors after completing the transaction under the purchase agreement. If any proposed director listed in the table below should become unavailable for any reason, which we do not anticipate, the directors will vote for any substitute nominee or nominees who may be designated by Sutter Opportunity Fund 2, LLC prior to the date the new directors take office.

     Each member of our board of directors serves a term of one year or from the date of election until the end of the designated term and until the successor is elected and qualified.

CURRENT EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Name                                              Age      Position
----                                              ---      --------
Roger N. Gladstone...........................      48      Chief Executive Officer
David F. Greenberg...........................      54      President and Chief Operating Officer
John P. Margaritis...........................      51      Director
Arnold I. Roseman............................      54      Chief Financial Officer


     ROGER N. GLADSTONE has served as our chairman and chief executive officer since November 1999. He resigned as our chairman and as a director on March 8, 2002. He has also served as an executive officer of our subsidiary, SSI Securities Corp. (formerly Shochet Securities, Inc.), since November 1995. Mr. Gladstone has served as vice chairman of the board of directors of Firebrand Financial Group since June 1999 and as a director of that company since January 1987. From 1987 to June 1999, he served as president of Firebrand Financial Group. He is also a member of the Young Presidents Organization and an honorary member of the board of directors of the Sid Jacobson Community Center in Roslyn, New York. Mr. Gladstone is a director of No Small Affair South, a charitable foundation which provides positive experiences for disadvantaged children. From 1984 through 1986, Mr. Gladstone was engaged primarily in the acquisition, management, syndication and operation of real estate projects. From 1980 through 1984, Mr. Gladstone was engaged in the private practice of law in New York. Mr. Gladstone received his B.A. from Stanford University, his M.B.A. from New York University and his J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University. Mr. Gladstone is a member in good standing of both the New York and Florida Bar Associations.

         DAVID F. GREENBERG has served as our president, chief operating officer and a director since November 1999. He resigned as a director on March 8, 2002. He has also served as chief operating officer of SSI Securities since it became a subsidiary of Firebrand Financial Group in November 1995. Mr. Greenberg has served as president of SSI Securities since June 1999. Mr. Greenberg was employed by GKN Securities Corp., a broker dealer and wholly owned subsidiary of Firebrand Financial Group, from 1991 to July 1999, initially as director of compliance and then as branch manager of its New York office. In January 1996, he became GKN's senior vice president and director of operations and risk management, in which capacity he served until January 2000. From 1985 to 1986, Mr. Greenberg served as president and chief executive officer of First New York Discount Corp., a broker-dealer, which he founded. From 1978 to 1985, Mr. Greenberg served in several capacities, including as director of compliance and branch liaison manager and general securities and options principal for US Clearing Corp. Mr. Greenberg also serves as a member of Securities Industry Association - Discount Brokerage Committee Year 2000.

         JOHN P. MARGARITIS has served as a director since February 2000. He has also served as a director of Firebrand Financial Group since August 1996. Mr. Margaritis served as president and chief executive officer of Firebrand Financial Group from December 1999 until December 2001 and as chairman of Firebrand Financial Group from December 2000 until December 2001. Mr. Margaritis has served as a consultant to Firebrand Financial Group since January 2002. From September 1998 to December 1999, Mr. Margaritis served as president and chief executive officer of The Hawthorn Group New York, an international public relations firm. From June 1997 until September 1998, Mr. Margaritis served as chief executive officer of Margaritis & Associates, a public relations consulting firm. Mr. Margaritis was the president and chief executive officer of Ogilvy Adams & Rinehart (currently known as Ogilvy Public Relations Worldwide), a public relations firm, from January 1994 through February 1997, and was the president and chief operating officer from January 1992 to January 1994. From July 1988 until January 1992, Mr. Margaritis was chairman and chief executive officer of Ogilvy & Mathers Public Relations. Mr. Margaritis is a director and member of the executive committee of the Arthur Ashe Institution for Urban Health and Research America, a non-profit organization to promote government support of medical research, and a member of the President's Advisory

Counsel for the Museum of Television and Radio. Mr. Margaritis is also a trustee of Washington and Jefferson College. Mr. Margaritis received his B.A. from Washington and Jefferson College and received his M.A. from the New School for Social Research.

     ARNOLD I. ROSEMAN has served as our chief financial officer since June 2001 and chief financial officer of SSI Securities since March 2000. From March 1999 to February 2000, Mr. Roseman served as director of compliance of First Colonial Securities Group, a broker-dealer located in Boca Raton, Florida. From February 1994 to October 1998, Mr. Roseman served as compliance director for Biltmore Securities, Inc. From 1983 to 1993, Mr. Roseman served as senior vice president and chief financial officer of First Institutional Securities. In addition, from 1973 to 1976, Mr. Roseman was employed by the National Association of Securities Dealers as a senior examiner and performed special projects for Nasdaq in Washington DC. Mr. Roseman received his B.A. - Finance (cum laude) from Franklin Pierce College.

EXECUTIVE OFFICERS AND DIRECTORS AFTER THE CLOSING OF THE PURCHASE AGREEMENT

Name                                              Age      Position
----                                              ---      --------
Robert E. Dixon..............................     31       Co-Chief Executive Officer and Director
William G. Knuff, III........................     34       Co-Chief Executive Officer and Director
Arnold I. Roseman............................     54       Chief Financial Officer

     ROBERT E. DIXON was nominated to serve as a director of ours and our co-chief executive officer on March 8, 2002. Since 1998, Mr. Dixon has served as the managing member of the venture capital investment firm of Sutter Capital Management LLC. Sutter Capital is the manager of Sutter Opportunity Fund 2, LLC. Prior to 1998, Mr. Dixon was attending business school.

     WILLIAM G. KNUFF, III was nominated to serve as a director of ours and our co-chief executive officer on March 8, 2002. Since August 2001, Mr. Knuff has acted as a principal of Sutter Capital Management LLC. Mr. Knuff has also acted as a consultant to RegalRetreats, LLC, an online luxury property registry, since he started it in May 2000 and to GainsKeeper, Inc., a provider of automated financial tools and services for the investment community, since May 1999. From August 1998 until joining Sutter Capital Management LLC, he worked as a senior associate in investment banking at Robertson Stephens, Inc. Prior to 1998, Mr. Knuff was attending business school.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ending January 31, 2002, our board of directors met on three occasions and acted by unanimous written consent on two occasions. Our entire board participated in each of the three meetings. We do not have a standing nominating committee. We had standing audit and compensation committees of the board of directors, but currently there are no members on those committees. During the fiscal year ending January 31, 2002, the audit committee did not meet but acted by unanimous written consent on one occasion. During the fiscal year ending January 31, 2002, the compensation committee did not meet.

DIRECTOR COMPENSATION

     Our directors currently are not compensated for serving as members of our board of directors.

NASDR MATTER

     In August 1997, GKN Securities and certain of its executive officers, senior managers or former and present brokers, including Roger Gladstone and David Greenberg, reached settlements with the NASDR resolving an NASDR investigation concerning alleged excessive mark-ups on warrants for seven companies underwritten by GKN Securities and for which it made a market during the period from December 1993 through April 1996. This settlement was entered into without admitting or denying the NASDR's allegations. Under the settlement, GKN Securities consented to sanctions including censure, the payment of restitution, interest and fines of $1,723,000 and engaged an independent consultant to review GKN Securities' policies, practices and procedures relating to the fair pricing and commissions charged to customers and related to supervisory and compliance policies and structure and agreed to implement the recommendations of the independent consultant. Roger Gladstone consented to a censure, a $50,000 fine and a suspension from association in a capacity with any member of the NASD for 30 days. David Greenberg consented to a $15,000 fine and to a suspension from any supervisory position with any member of the NASD for 10 days.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is comprised of Messrs. Gladstone, Greenberg and Roberts. Mr. Gladstone is our chairman of the board and chief executive officer and Mr. Greenberg is our president and chief operating officer.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all
Section 16(a) forms they file. To our knowledge, for the fiscal year ended January 31, 2002, no person who is an officer, director or beneficial owner of more than 10% of our common stock or any other person subject to Section 16 of the Exchange Act failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

     The table below sets forth the aggregate compensation paid to our chief executive officer and all other executive officers that received compensation greater than $100,000 for the fiscal year ended January 31, 2002 (collectively, the "Named Executive Officers"). With respect to the Named Executive Officers, the Summary Compensation Table provides compensation information for services rendered to us during the fiscal years ended January 31, 2001 and 2002, respectively.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                                                LONG TERM
                                                                               COMPENSATION
                                          ANNUAL COMPENSATION                     AWARDS
                                       ----------------------------------------------------------
NAME AND                                           OTHER ANNUAL            SECURITIES UNDERLYING       ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY ($)  COMPENSATION ($)           OPTIONS/SARS (#)      COMPENSATION ($)
--------------------------------------------------------------------------------------------------------------------------
ROGER N. GLADSTONE            2002      120,000             --                      --                      --
Chief Executive Officer       2001      120,000        75,159.30(1)               36,000                    --
--------------------------------------------------------------------------------------------------------------------------
DAVID GREENBERG               2002      150,000             --                      --                      --
President                     2001      150,000        22,964.87(1)               36,000                    --
--------------------------------------------------------------------------------------------------------------------------

(1)  Represents brokerage commissions earned by these individuals.

EMPLOYMENT ARRANGEMENTS

     We had entered into automatically renewing one-year employment agreements with each of Roger Gladstone and David Greenberg. These employment agreements will be terminated by mutual consent effective March 15, 2002. Both Messrs. Gladstone and Greenberg have waived any bonus that might have been granted to them under their employment agreements.

     Each agreement provided for the granting of ten-year options to purchase 36,000 shares of common stock at the per-share offering price of our initial public offering, or $9.00 per share. The options vested in equal annual installments over a three-year period commencing on the one-year anniversary date of the employment agreements. Mr. Gladstone's agreement provided for an annual base salary of $120,000. Mr. Greenberg's agreement provided for an annual base salary of $150,000. Each of the agreements gave the executive the right to terminate his employment in the event of a change in control of our company, in which case the executive would be entitled to immediate vesting of his options and continued payment of his salary and benefits through the expiration of the then current term of his employment agreement. Mr. Gladstone was also entitled to a minimum bonus of $120,000, and Mr. Greenberg was entitled to a minimum bonus of $150,000, in the event of termination by them because of a change in control. Each of Mr. Gladstone's and Mr. Greenberg's agreement also contained prohibitions on competing with us for one year after termination of employment for any reason. Mr. Gladstone's agreement provided that he devote substantially all of his business time to us while Mr. Greenberg's agreement provided for full-time services.

     In fiscal 2001, we lent to each of Messrs. Gladstone and Greenberg $22,750 and $17,500, respectively, for the purpose of enabling them to purchase shares of our common stock on the open market. In fiscal 2002, these loans were forgiven in exchange for their relinquishment to us of the shares they purchased.

OPTION GRANTS

     We did not grant any stock options to the Named Executive Officers during the fiscal year ended January 31, 2002.

     The following table sets forth the fiscal year-end option values of outstanding options at January 31, 2002, and the dollar value of unexercised, in-the-money options for the Named Executive Officers. There were no stock options exercised by any of the Named Executive Officers during the fiscal year ended January 31, 2002.

---------------------------------------------------------------------------------------------------------------------
                                      AGGREGATED FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------
                                  NUMBER OF SECURITIES UNDERLYING                DOLLAR VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS AT                      IN-THE-MONEY OPTIONS AT
                                          FISCAL YEAR END:                             FISCAL YEAR END
                             ------------------------------------------- --------------------------------------------
NAME                              EXERCISABLE (#)       UNEXERCISABLE (#)     EXERCISABLE ($)       UNEXERCISABLE ($)
---------------------------- --------------------- --------------------- --------------------- ----------------------
Roger N. Gladstone                  12,000                24,000                 -0-                    -0-
---------------------------- --------------------- --------------------- --------------------- ----------------------
David F. Greenberg                  12,000                24,000                 -0-                    -0-
---------------------------- --------------------- --------------------- --------------------- ----------------------

1999 PERFORMANCE EQUITY PLAN

         In November 1999, our board of directors adopted our 1999 Performance Equity Plan. Our stockholders approved the plan in December 1999. This plan authorizes the granting of awards of up to 350,000 shares of common stock to our key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan.

         The plan is administered by our board of directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including their vesting schedule, subject to the provisions of the plan. The plan will terminate at such time as no further awards may be granted and all awards granted under the plan are no longer outstanding. However, incentive options may only be granted until December 1, 2009.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We, SSI Securities and Firebrand Financial Group and affiliates of Firebrand Financial Group engaged in a variety of transactions between and among each other in the ordinary course of our businesses. We have not retained an independent third party to evaluate transactions with Firebrand Financial Group and its affiliates and there has been no independent committee of the board of directors to evaluate these transactions. The terms and conditions of these transactions, including fees or other amounts paid by us connection with these transactions, were agreed upon by all parties.

     On August 31, 2001, we completed the transactions contemplated by an agreement, dated August 1, 2001 and supplemented and amended on August 31, 2001 and November 7, 2001, with SSI Securities, BlueStone Capital Corp. and HealthStar Corp. Pursuant to the agreement, SSI Securities sold and transferred to BlueStone the substantial majority of its securities brokerage accounts, registered representatives and employees and other tangible and intangible assets. Following this transaction, SSI Securities filed a Form BDW to relinquish its license as a broker-dealer and is no longer an operating subsidiary of ours. In connection with this transaction, we entered into an inter-company services agreement with SSI Securities and Firebrand Financial Group, dated as of August 1, 2001. Under the services agreement:

          o Firebrand Financial Group provided us and SSI Securities with services in connection with the negotiation and consummation of the agreement;

          o Firebrand Financial Group would assist SSI Securities in the subsequent wind-down of its operations for a period not to exceed three-months from the date of the closing of the transaction; and

          o Firebrand Financial Group would provide us and SSI Securities with use of office space and other administrative and back-office services.

As consideration for these services, during the fiscal year ended January 31, 2002, we paid to Firebrand Financial Group or accrued (and will subsequently pay such accrual during this fiscal year) a total of $119,109. This inter-company services agreement is being terminated upon completion of the transaction under the purchase agreement between Firebrand Financial Group and Sutter Opportunity Fund 2, LLC.



                              SHOCHET HOLDING CORP.


Dated:   March 14, 2002